Exhibit 11


                   K-TEL INTERNATIONAL, INC. AND SUBSIDIARIES

              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                    (In Thousands, Except Per Share Amounts)

                For the Quarters ended December 31, 1996 and 1995

                                                                          1996       1995
                                                                         -------    -------
Primary earnings per share --

Weighted average number of issued shares outstanding                       3,749      3,717

Effect of:
  Stock Incentive Plan                                                       115       --
                                                                         -------    -------

Shares outstanding used to compute primary earnings per share              3,864      3,717
                                                                         =======    =======

Net Income (Loss)                                                        $ 1,752    $   (82)
                                                                         =======    =======

Primary earnings (loss) per share                                        $   .45    $  (.02)
                                                                         =======    =======


Fully diluted earnings per share --

Weighted average number of shares used for primary earnings per share      3,749      3,717

Effect of:
  Stock Incentive Plan                                                       170       --
                                                                         -------    -------

Shares outstanding used to compute fully diluted earnings per share        3,919      3,717
                                                                         =======    =======

Net Income (Loss)                                                        $ 1,752    $   (82)
                                                                         =======    =======

Fully diluted earnings (Loss) per share                                  $   .45    $  (.02)
                                                                         =======    =======



                                                                      Exhibit 11

                   K-TEL INTERNATIONAL, INC. AND SUBSIDIARIES

              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                    (In Thousands, Except Per Share Amounts)

               For the six months ended December 31, 1996 and 1995

                                                                          1996      1995
                                                                         ------    ------
Primary earnings per share --

Weighted average number of issued shares outstanding                      3,746     3,713

Effect of:
  Stock Incentive Plan                                                       77        79
                                                                         ------    ------

Shares outstanding used to compute primary earnings per share             3,823     3,792
                                                                         ======    ======

Net Income                                                               $2,604    $  223
                                                                         ======    ======

Primary earnings per share                                               $  .68    $  .06
                                                                         ======    ======


Fully diluted earnings per share --

Weighted average number of shares used for primary earnings per share     3,746     3,792

Effect of:
  Stock Incentive Plan                                                      119      --
                                                                         ------    ------

Shares outstanding used to compute fully diluted earnings per share       3,865     3,792
                                                                         ======    ======

Net Income                                                               $2,604    $  223
                                                                         ======    ======

Fully diluted earnings per share                                         $  .68    $  .06
                                                                         ======    ======